UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

August 18, 2008

SHOTGUN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

         Nevada                      000-13577                         88-0195105

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

                           382 52 Ave., Pointe-Calumet, Quebec, Canada                        J0N 1G4

      (Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:

(514) 688-3289

1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada  V6E 4R8

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

1. RESIGNATION OF REGISTRANT'S DIRECTORS:

On August 7, 2008, the Registrant accepted the resignation of Robert Klein as President, Director and Chief Executive Officer of the Registrant. The resignation was not motivated by a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

2. APPOINTMENT OF REGISTRANT'S OFFICERS AND DIRECTORS:

On August 7, 2008 Marc Scheive was appointed President, Director and Chief Executive Officer of the Registrant.

On August 7, 2008, Janice Chow, a Chinese businesswoman, based in Hong Kong China joined the Board of Directors.

On August 18, 2008, Jaclyn Cruz, an American businesswoman, based in New York U.S.A. joined the Board of Directors.

SECTION 8 – OTHER EVENTS

ITEM 8. 01 – Other Events

Effective August 18, 2008, the Company has relocated its administrative office in the Province of Quebec to:

New Address:

719 – 30th Ave, Point-Calumet,

Quebec JON 1G1

Fax – 1 888 265 0498

Phone – 514 688 3289

SECTION 9.  EXHIBITS.

(c)  Exhibits

Exhibit No.        Description

-----------     --------------------------

10.01

    Consent to Act – Chow

10.02

    Consent to Act – Cruz

10.03

    Letter of Resignation - Klein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Shotgun Energy Corporation

DATED:  August 22, 2008

 /s/: Marc Scheive

By: Marc Scheive, President